Exhibit 10.28

                                  PANACO, INC.

                KEY EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") dated the 16th day of August, 2000 (the "Grant Date") by and between PANACO, Inc., a Delaware corporation (the "Company"), and ------------------------, a key employee of the Company (the "Optionee").

     In consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1. Grant of Option. Subject to the PANACO, Inc. Long-Term Incentive Plan (the "Plan") (the terms and conditions of which are incorporated by reference as if fully set forth herein) the Company hereby grants to the Optionee, as of the Grant Date a stock option (the "Option") to purchase all or any portion of ----- shares of the Company's Common Stock (the "Optioned Shares") from time to time during the option term, on the terms and conditions herein set forth. The granted Option is NOT intended to be an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Option Price. The purchase price of the Optioned Shares shall be $ 1.92 per share (the "Exercise Price").

     3. Term and Exercise of Option. The Option granted hereunder shall terminate and be no longer exercisable after six (6) years from the Grant Date. Subject to the further limitations and restrictions as provided in the Plan and this Agreement, the Option granted hereunder shall vest and be exercisable according to the following schedule:

----------------------------------------------------------- --------------------------------------------------------
If the Optionee is employed through the following date:     The Option shall become exercisable with respect to
                                                            the following number of shares:
----------------------------------------------------------- --------------------------------------------------------

One-year anniversary of Grant Date                                               ----
----------------------------------------------------------- --------------------------------------------------------

Two-year anniversary of Grant Date                                               ----
----------------------------------------------------------- --------------------------------------------------------

Three-year anniversary of Grant Date                                             ----
----------------------------------------------------------- --------------------------------------------------------

Four-year anniversary of Grant Date                                              ----
----------------------------------------------------------- --------------------------------------------------------

Five-year anniversary of Grant Date                                              ----
----------------------------------------------------------- --------------------------------------------------------

     Notwithstanding the foregoing, in the event the Optionee's employment with the Company is terminated by the Company other than for Cause (as defined below), or upon the death or disability of the Optionee, or upon a Change in Control (as defined below) this Option shall become exercisable in full and shall remain exercisable for the duration of its term. For purposes of this Agreement, "Cause" shall mean termination due to (i) the substantial and continuing failure of the Optionee to render services to the Company in accordance with the terms or requirements of his or her business relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, fraud or breach of fiduciary duty to Company; (iii) deliberate disregard of the rules and policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; (v) fraud or embezzlement committed against the Company; or (vi) the Optionee's conviction for a felony. For purposes of this Agreement, "Change in Control" shall mean (i) the consolidation of the Company with, or merger of the Company with or into, another corporation or other business organization in which the shares of the stock of the Company are converted into or otherwise exchanged for less than thirty percent (50%) of the shares of a resulting or surviving corporation, (ii) the closing of a sale or conveyance of all or substantially all of the assets of the Company, or (iii) an acquisition in a transaction or a series of related transactions by a person or group (as defined in Rule 13d-5(b)(1) of the Securities Act of 1934, as amended) of more than thirty percent (30%) of the outstanding voting stock of the Company.

     If the Optionee's business relationship with the Company terminates for Cause (as defined above), vesting of the unvested shares shall immediately cease, this option shall terminate (may no longer be exercised) immediately as to any unvested shares and may be exercised only as to any Optioned Shares, which are vested on the date of termination of the Optionee's business relationship.

     No fractional shares of Common Stock shall be issued upon any exercise of this Option.

     4. Transferability of Option. In addition to such other terms and conditions included in the Plan, an Option requiring exercise shall be exercisable during an Optionee's lifetime only by that Optionee or by the Optionee's guardian or legal representative. An Option requiring exercise shall not be transferable other than by will or the laws of descent and distribution.

     5. Adjustments. In accordance with the Plan, if the shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, an appropriate and proportionate adjustment shall be made in the number or kind of shares allocated to any unexercised part of the Option and to the Exercise Price.

     6. Method of Exercise. The Option shall be exercisable only by written notice of exercise (the "Exercise Notice") delivered to the Company during the term of the Option, which notice shall (a) state the number of shares of Common Stock with respect to which the Option is being exercised, (b) be signed by the Optionee of the Option or, if the Optionee is dead, by the person authorized to exercise the Option, (c) be accompanied by the Exercise Price for all shares of Common Sock for with the Option is exercised, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained in this Agreement. The Option shall not be deemed to have been exercised unless all of the requirements of this paragraph have been satisfied.

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     7. Medium and Time of Payment.  The  Exercise  Price of the Option shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means acceptable to the Committee, (b) on the Committee's prior consent, with shares of Common Stock owned by the Optionee (including shares received upon exercise of the Option) and having a fair market value at least equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) or (b). If the Committee elects to accept shares of Common Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Common Stock shall be deemed to have a cash value equal to their aggregate fair market value determined as of the date of the delivery of the Exercise Notice.

     8. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the Plan. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Agreement.

     9. Tax Matters. The Optionee acknowledges that upon exercise of the Options the Company may have certain withholding obligations for income and other taxes. It shall be a condition to the Optionee's exercise of the option and receipt of a stock certificate covering shares purchased pursuant to the Option that the Optionee pay to the Company such amounts as it is required to withhold or, with the consent of the Company, that the Optionee otherwise provide for the satisfaction of the Company's withholding obligation. If any such payment is not made by the Optionee, the Company may deduct the amounts required to be withheld from payments of any kind to which the Optionee would otherwise be entitled from the Company.

     10. Rights of a Shareholder. This Agreement does not constitute a contract of employment. The Optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any shares covered by this Option unless this Option shall have been exercised and the Exercise Price paid in the manner provided herein. No adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment. Upon the exercise of the Option and the issuance of the certificate or certificates evidencing the shares of Common Stock received, except as otherwise provided herein, the Optionee shall have all the rights of a stockholder of the company including the rights to receive all dividends or other distributions paid or made with respect to such shares.

     11. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

     12. Amendments. This Agreement may be amended by written agreement of the Optionee and the Company, acting pursuant to the authority from the Committee, without the consent of any person.

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     13.  Severability.  The provisions of this Agreement shall be severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.

     14. Successor and Assigns. The terms of this Agreement shall be binding upon and shall enure to the benefit of any successors or assigns of the Company and of the Optionee and of the Common Stock issued or issuable upon the exercise hereof.

     15. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Delaware.

     16. Multiple Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, the Optionee has executed this Agreement and the Company has caused this Agreement to be executed on its behalf by its duly authorized officer effective as of the day and year first above written.


                                    PANACO, INC.

                                    Name:  -----------------------------------
                                    Title: -----------------------------------

                                    OPTIONEE:

                                    Name:  -----------------------------------
                                    Title: -----------------------------------



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